Exhibit 10

SETTLEMENT AGREEMENT and RELEASE

This Settlement Agreement (the “Agreement”) is entered into as of the 8th day of June, 2007, by and between Isolagen, Inc., a Delaware corporation, on behalf of itself, its subsidiaries, divisions, officers, directors, and employees (“Isolagen” or the “Company”) and Susan Stranahan Ciallella (“the Executive”). The Company and the Executive are sometimes referred to herein as the “Parties” and individually as a “Party.”

WITNESSETH:

WHEREAS, the Executive has been employed as an officer and director of Isolagen pursuant to the terms of an Amended and Restated Employment Agreement dated March 14, 2006 (the “Employment Agreement”);

WHEREAS, the Executive’s employment under the Employment Agreement terminated effective as of March 16, 2007; and

WHEREAS, bona fide legal disputes and claims have arisen between the Executive and the Company with regard to the separation of Executive’s employment by the Company and service on the boards of the Company, and Executive and the Company desire to settle and resolve amicably all aspects of Executive’s separation from employment or service on any board of the Company;

NOW, THEREFORE, in consideration of the above premises and the mutual covenants contained below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto intending to be legally bound agree as follows:

1.              Termination of Employment Agreement: Executive’s employment pursuant to the Employment Agreement terminated effective March 16, 2007 (“Termination Date”), subject to the terms and conditions set forth herein.

(a)             Surviving Obligations Under Employment Agreement: Sections 5, 6, 7, 8, 9, 11, and 12 of the Employment Agreement shall survive the termination of Executive’s employment and shall continue to be in force following the execution of this Agreement. With respect to Executive’s Non-Competition agreement under Section 5 of the Employment Agreement, Executive agrees that the period of this Non-Competition agreement shall be extended by one year, such that the Non-Competition agreement shall extend through June 30, 2010. In all other respects, this Agreement supersedes and extinguishes any agreements or understandings, whether oral or written, made between the Company and the Executive at any time prior to the date of this Agreement, including, but not limited to, the Employment Agreement.

(b)             Employment Agreement Payments: In full and complete satisfaction of its payment obligations to Executive under Section 4(b) of the Employment Agreement, the

Company agrees to make contractual severance payments to Executive hereunder. The Company shall report such payments to Executive pursuant to an IRS Form W-2. The parties hereto agree and acknowledge that such payments are being made pursuant to an involuntary separation of Executive’s service under the terms of the Employment Agreement.

(1)             Employment Agreement Lump Sum Payment: On June 12, 2007, Isolagen shall pay the Executive the lump-sum severance payment in the amount of $450,000 (Four Hundred Fifty Thousand Dollars), less any payments made to the Executive during the period of March 12, 2007 through June 12, 2007, minus applicable tax withholdings. Such payment will be made by direct deposit or wire transfer into Executive’s bank account at Commerce Bank, account no. 4458071, routing no. 031201360. Executive acknowledges that since the Termination Date, the Company has made severance payments to Executive in the aggregate amount of $100,000.

(2)             Employment Agreement Severance Payments: Isolagen shall pay Executive contractual severance payments at a rate equal to $40,000, minus applicable tax withholdings, per month through July 15, 2008 (“severance payments”) as follows: (a) Isolagen shall pay the first six months of Executive’s severance, from March 16, 2007, through September 16, 2007, in the amount of $240,000 (Two Hundred Forty Thousand Dollars), minus applicable tax withholdings, on September 17, 2007; (b) from September 16, 2007, through July 15, 2008, Isolagen shall pay Executive the amount of $40,000 (Forty Thousand Dollars), minus applicable tax withholdings, each month, no later than the 15th day of each month. Isolagen shall pay Executive the final severance payment of $20,000 (Twenty Thousand Dollars) on July 30, 2008. Such payments will be made by direct deposit into the bank account of Executive identified in Paragraph 1(b)(1), or in another manner if so directed by Executive before the deposit date.

2.               Settlement Payments. In satisfaction and settlement of the Executive’s bona fide legal claims relating to the termination of Executive’s employment, the Company agrees to the following terms of settlement provided that the Executive signs and does not revoke this Agreement. Isolagen shall pay the Executive the lump-sum amount of $1,745,000.00 (ONE MILLION SEVEN HUNDRED FORTY FIVE THOUSAND DOLLARS AND NO CENTS) on Tuesday, June 12, 2007. Such payment will be made by direct deposit into the bank account of Executive identified in Paragraph I (b)(1). The Company will issue irrevocable instructions to its bank to complete such transfer to Executive no later than Saturday, June 9, 2007, and shall provide counsel for Executive with a copy of said notification at the time it is sent. Upon the effective date of Executive’s release of any claims under the Age Discrimination in Employment Act, as defined in paragraph 19, below, the Company shall pay the Executive the lump-sum amount of $5,000.00 (FIVE THOUSAND DOLLARS AND NO CENTS), in the same manner as described in Paragraph 1(b)(1). The Company shall issue to Executive a Form 1099-Misc. in connection with this payment.

3.               Additional Settlement Payments; Consulting Services.

(a)             Executive’s Availability to Company: The Executive agrees to make herself available to respond to inquiries from the Company’s CEO or Board regarding business matters of the Company, for the period of time from the Effective Date through June 30, 2009 (the “Consulting Period”). The Company’s use of Executive for this purpose shall be at the sole discretion of the Company, subject to advance notice and Executive’s reasonable availability. In no event shall Executive be required to provide more than five hundred (500) aggregate hours of service during the Consulting Period or more than fifty (50) hours in any calendar month. Executive agrees to exercise the highest degree of professionalism and utilize her expertise and talents in responding to the CEO’s or the Board’s requests.

(b)             Litigation Support Services. In addition to and exclusive of Paragraph 3(a), the Executive agrees to make herself available to respond to inquiries from the Company’s CEO, Board, or legal counsel regarding the ongoing securities class actions and derivative litigation against the Company, through June 30, 2008. The Company’s use of Executive for this purpose shall be for a minimum of 346 hours through June 30, 2008; any additional use by the Company of the Executive for this purpose shall be at the sole discretion of the Company. The Company agrees to compensate Executive at the rate of $575.00 (Five Hundred Seventy Five Dollars) per hour for any such litigation support or consulting done by Executive. For any month in which she performs such litigation support or consulting to the Company, Executive shall furnish the Company on a monthly basis with statements of the number of hours worked in performing such litigation support or consulting services. The Company shall compensate the Executive for such work within 10 (ten) days of receipt of such statements from Executive.

(c)             Expense Reimbursement. The Company shall promptly reimburse Executive for any and all reimbursable expenses incurred by her through the date of her resignation, or later incurred by her at the request of the Company. Executive agrees to provide the Company with an itemization of her reimbursable expenses within 45 days of the execution of this Agreement. The Company agrees to pay Executive within 10 (ten) days of its receipt of this itemization from Executive.

4.               Reimbursement of Legal Fees. The Company will pay the reasonable legal fees incurred by Executive with respect to the negotiation and execution of this Agreement (the “Legal Fee Reimbursement”), in the total amount of $159,244.95. The Company will do so by sending a check for $144,244.95 made out to “The Trust Account of Katz, Marshall & Banks, LLP,” by courier or Federal Express, to Executive’s attorneys Debra Katz and Avi Kumin at Katz, Marshall & Banks, LLP, 1718 Connecticut Ave., N.W., Sixth Floor, Washington, D.C. 20009, on June 12, 2007. The Company will also send a check for $15,000 made out to “Proskauer Rose LLP,” by courier or Federal Express, to Executive’s attorney Jim Gregory at Proskauer Rose LLP, 1585 Broadway, New York, NY 10036-8299, on June 12, 2007. The Company shall issue to Katz, Marshall & Banks and Proskauer Rose and shall file IRS Forms 1099 in connection with the respective payments to Katz, Marshall & Banks and to Proskauer Rose.

5.               Vesting and Modification of Options.

(a)           Acceleration of Vesting of April 2006 Options: The Company shall cause the non-qualified stock option to purchase 160,000 shares of the Company’s common stock granted to Executive in April 2006 (the “April 2006 Option”) to be amended in order to fully vest Employee’s rights to own and exercise the April 2006 Option, upon the execution of this Agreement. The April 2006 Option will expire ten years from the date of its original issue. The Company represents, warrants and agrees that an amended and restated April 2006 Option Agreement (i) duly executed, issued, and delivered by the Company and (ii) amended to the extent required to reflect that such April 2006 Option has become fully vested and will not terminate until the close of business on the last day of the tenth year following its original issuance (notwithstanding the Employee’s termination of employment with the Company), shall be delivered to Executive on or before the Effective Date.

(b)           Modification of Fully Vested Options. Contemporaneous with the execution of the Executive’s initial employment agreement with the Company, the Executive was issued non-qualified stock options to purchase 300,000 shares of the Company’s common stock (the “April 2005 Option”). The parties agree that the April 2005 Option is fully vested and will expire ten years from the date of its original issue.

(c)           Amendment to Non-Qualified Stock Option Agreement. On June 5, 2006, Executive was granted a performance stock option grant to purchase 400,000 shares of the Company’s common stock that shall vest and become exercisable upon the occurrence of one or more of a list of events enumerated in the June 2006 Option. The Parties agree that the June 2006 Option shall be amended to reduce the number of shares of the Company’s common stock subject to the June 2006 Option from 400,000 to 300,000. The Parties represent, warrant and agree that Employee’s termination of service with the Company is not a termination of the Executive for “Cause” and is not a voluntary termination of service by the Executive that is not for “Good Reason,” as defined by the Employment Agreement. The Company represents, warrants and agrees that an amended and restated June 2006 Option, (i) duly executed, issued and delivered by the Company and (ii) amended to reflect that the number of shares of the company’s common stock purchasable upon exercise of the June 2006 Option is reduced from 400,000 to 300,000; and (iii) amended to the extent necessary to reflect that the June 2006 Option will not terminate until the close of business on the last day of the tenth year following its original issuance (notwithstanding the Employee’s termination of employment with the Company), shall be delivered to Executive by the Company on or before the Effective Date.

6.              Full and General Releases:

(a)            Release by Executive: Executive releases and forever discharges the Company, its subsidiaries and their respective current and former officers, directors, employees and stockholders, divisions, counsel, successors, and assigns (the “Isolagen Released Parties”) from any and all manner of actions and causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, judgments, charges, claims, and demands whatsoever that Executive and/or her heirs, executors, administrators, and assigns have, against the Isolagen Released Parties arising out of or by reason of any cause, matter, or thing whatsoever occurring prior to the execution of this Agreement, including but not limited to: (i) any claims relating to or arising out of her Employment Agreement; (ii) any claims for unpaid or withheld wages, vacation, paid time off, sick and/or personal time pay, severance pay, notice, bonuses, and/or other compensation or benefits of any kind except for Employee’s bonus payment for 2007 which is expressly excluded from this section; (iii) any and all claims of discrimination in employment arising before the execution of this Agreement, including, but not limited to claims for discrimination or harassment on the basis of age, sex, race, religion, color, creed, handicap, disability, citizenship, national origin, sexual orientation or any other factor protected by Title VII of the Civil Rights Act of 1964, The Americans with Disabilities Act, The Age Discrimination in Employment Act (29 U.S.C.A.§621, et seq.), and/or any other similar employment-related federal, state and local laws, and any claims for retaliation thereunder; (iv) any claims under the Sarbanes-Oxley Act; (v) any claims arising under the Executive Retirement Income Security Act; (vi) any claims under the Federal Family and Medical Leave Act of 1993 or similar state law; (vii) any other claims arising out of or in any way related to Employee’s Employment Agreement dated March 14, 2006 with the Company, including, but not limited to breach of contract, breach of covenant of good faith and fair dealing, fraud, promissory or equitable estoppel, misrepresentation, violation of public policy, wrongful discharge, unfair dismissal, or any other common law claim now or hereafter recognized; (viii) all claims for attorneys’ fees, costs and expenses except as otherwise provided in this Agreement. Executive expressly excludes from this Release any Claims she may now or hereafter have for any breach of this Agreement and further excludes from this Release any Claims she may now or hereafter have to assert a cross-claim, third-party claim or any other Claim against Isolagen or the Isolagen Released Parties which may arise by virtue of and with respect to a claim asserted against the Executive by any third party. It is understood that nothing herein is to be construed as an admission on behalf of the Isolagen Released Parties of any wrongdoing with respect to the Executive Parties or under the Employment Agreement, any such wrongdoing being expressly denied by the Isolagen Released Parties. This release does not include any claims that arise after the effective date of this Agreement, including any claim for breach of this Agreement.

(b)            Release by Isolagen: Isolagen, each of its subsidiaries, and each of their respective officers and directors, irrevocably, unconditionally, fully, and forever releases and discharges the Employee, together with her heirs, executors, administrators, attorneys, agents, personal representatives, family members, successors, and assigns (collectively, the “Executive Released Parties”), from any and all manner of claims, claims for relief, demands, proceedings, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, judgments, charges, losses, actions, and causes of action, of any kind or description whatsoever, known or unknown, contingent or accrued (“Claims”), that Isolagen, Isolagen’s subsidiaries and their directors, officers, agents, subsidiaries and affiliates (collectively, the “Isolagen Releasing Parties”) now have, have had or may have against Executive of any kind with respect to any cause, matter, fact, circumstance, event, agreement, or otherwise (the “Isolagen Released Matters”). It is understood that nothing herein is to be construed as an admission on behalf of the Executive Released Parties of any wrongdoing with respect to the Isolagen Parties or under the Employment Agreement, any such wrongdoing being expressly denied by the Executive Released Parties. This release does not include any claims that arise after the effective date of this Agreement, including any claim for breach of this Agreement.

(c) The Parties represent and warrant that neither of them have filed, or will initiate or cause to be initiated on their behalf, any Claim, against the opposing Released Parties in any manner before any federal, state, or local agency, court, tribunal, or other body (including arbitral bodies) relating to any matters released in Paragraphs 6(a) or (b) of this Agreement.

7.              Resignation. Executive will resign from any and all officer and director positions Executive may hold with the Company or any of its subsidiaries.

8.              Adequacy of Consideration. The Parties agree that the consideration they will receive as described in this Agreement is being exchanged to resolve all claims, known and unknown, by both Parties. Each Party has conducted such investigation as it or she deem appropriate and accepts the risk of imperfect knowledge, placing no reliance on information or disclosures of the other except as expressly stated in this document. The Parties both warrant that they are receiving good and adequate consideration by virtue of this Agreement.

9.              Non-Disparagement. Executive will not disparage, portray in a negative light, or take any action that is intended to disparage or portray in a negative light the Company, its executive officers, directors, employees, agents, successors or assigns, subsidiaries or counsel (collectively the “Company Parties”), whether such disparagement, portrayal, communication or action is made publicly or privately, including without limitation, in any and all interviews, oral statements, written materials, electronically-displayed materials, and materials or information displayed on Internet-related sites. Similarly, the Company Parties will not disparage, portray in a negative light, or take any action that is intended to disparage or portray in a negative light Executive together with her heirs, executors, administrators, attorneys, personal representatives, family members, successors, and assigns (collectively, the “Executive Parties”), whether such disparagement, portrayal, communication or action is made publicly or privately, including without limitation, in any and all interviews, oral statements including any statements made to Company employees, written materials, electronically-displayed materials, and materials or information displayed on Internet-related sites. Notwithstanding anything in this Paragraph 10 to the contrary, neither Executive Parties nor the Company Parties will be prevented from making statements required by law, or that are otherwise appropriate to make in any governmental investigation or a legal proceeding or to which such person is a party and which such person believes are truthful and are supportable by evidence, including complying with any court order, subpoena, or government investigation, or from complying with the requirements of any applicable law or common law duty.

10.             Confidentiality.

(a)             Company and Executive Information: The Company will retain Employee’s personal information in confidence, except to the extent that it is required to provide such information by a Court or administrative agency. The Executive will not disclose any information which is subject to the attorney-client or work product privileges or which is otherwise known by her to be confidential, except to the extent that she is required to provide information by a Court or administrative agency. Executive will not voluntarily (except in response to a Court or administrative order) assist any third party in bringing or pursuing any proposed or pending litigation, arbitration, administrative claim or other proceeding against the Company or its subsidiaries, or their officers, directors, employees or agents. Executive will provide the Company with reasonable notice of any subpoena requiring her to testify or produce documents.

11.             Return of Property. Executives agrees that she will return prior to the Effective Date any and all documents (including all copies) and other property she may have which belongs to the Company, except for documents which the Company agrees are requested for her to perform her consulting duties. The Executive further agrees to return to the Company any of its documents and property that is permitted during the Consulting Period upon request by the Company. Executive may retain the laptop computer currently in her possession, the Blackberry currently in her possession, and documents which are required for her to perform her consulting duties or which are relevant to her legal defense to any lawsuits, complaints, or claims in which she is advising the Company or in which she has been named as a defendant. Executive shall also be entitled to retain personal documents of the Executive or documents produced by the Executive prior to or outside of her work for the Company.

12.             Notices. All notices required by this Agreement will be in writing, and will be deemed to have been duly delivered when delivered in person, when mailed via certified mail, return receipt requested, when mailed via recognized overnight courier (e.g., FedEx), or one business day after being sent via confirmed facsimile or e-mail as follows:

If to Employee:

Ms. Susan Ciallella

107 Stonepine Drive

Kennett Square, PA 19348

Facsimile: 610-388-7765

Email: susanirish1958@aol.com

With a copy to:

Debra S. Katz, Esquire

Avi Kumin, Esquire

Katz, Marshall & Banks, LLP

1718 Connecticut Ave., N.W., Sixth Floor

Washington, D.C. 20009

Facsimile: 202-299-1148

Email: katz@kmblegal.com, kumin@kmblegal.com

If to the Company:

Mr. Nick Teti

Isolagen, Inc.

405 Eagleview Boulevard

Exton, PA 19341

Facsimile: 484-713-6001

Email: nteti@isolagen.com

With a copy to:

Robert M. Goldich, Esquire

Greenberg Traurig

Two Commerce Square, Suite 2700

2001 Market Street

Philadelphia, PA 19103

Facsimile: 215-988-7801

Email: goldichr@gtlaw.com

13.           Attestation by Executive. Executive represents that no information has come to her attention causing her to believe that the Company’s disclosure in its filings with the Securities and Exchange Commission as of the filing of the Company’s Form 10-K for the fiscal year ended December 31, 2006 (including the disclosure in such Form 10-K), contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

14.             Severability. If any term, covenant, restriction or provision of this Agreement is determined by any court to be unenforceable, illegal or invalid, and can not be modified to be enforceable, the other terms, covenants, restrictions and provisions shall remain in full force and effect.

15.             Entire Agreement. This Agreement and the agreements referred to herein (as the same may be modified in accordance with the provisions of this Agreement) constitute the entire agreement of the parties with respect to Employee’s separation. Any modifications to this Agreement must be in writing and signed by a duly authorized representative of both parties.

17.            Choice of Law. This Agreement is made in Pennsylvania and is to be governed by the laws of the Commonwealth of Pennsylvania to the extent that state law is applicable. Executive expressly waives any rule or custom requiring construction against the drafter of this Agreement.

18.             Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed will be deemed to be an original, and such counterparts will, when executed by the parties hereto, together constitute but one agreement. The signed Agreement may be sent to the opposing party by electronic mail or telecopier, and such electronically transmitted signatures shall be as binding as original signatures.

19.             Acknowledgements and Representations. The Executive represents and warrants to the other that (a) she has carefully read and fully understands the terms of this Agreement, (b) she has been informed by the terms of this document that she may have this document reviewed by her own attorney; (c) she understands the meaning and effect of the terms of this Agreement, including the General Release contained in Paragraph 6(a); (d) she was given at least twenty-one (21) days in which to consider this Agreement; (e) she entered into this Agreement voluntarily and without compulsion of any kind; (f) she has not filed any claims, complaints or suits against the Company; and (g) no promise or inducement not expressed in this Agreement has been made to her.

20.             Revocation of Age Discrimination in Employment Act Claims. Executive may revoke this Agreement concerning her release of any claims under the Age Discrimination in Employment Act for a period of seven (7) days following her execution of the Agreement. This Agreement shall not be effective or enforceable with respect to Executive’s release of any claims under the Age Discrimination in Employment Act, and her receipt of $5,000 as stated in Paragraph 2 of this Agreement, until the revocation period has expired. This Agreement shall become effective with respect to Executive’s release of claims under the Age Discrimination in Employment Act on the eighth day following its execution (the “Effective Date”). Any revocation must be in a writing signed by Executive and sent in accordance with Paragraph 12, above.

21.             Authority: The Company, and the individual signing on its behalf, expressly warrant that the undersigned individual has the right, power, legal capacity, and authority to enter into this Agreement on behalf of the Company and to bind the Company. The Company warrants that this Agreement has been disclosed to and approved by the Special Committee of the Company’s Board of Directors.

22.             Successors and Assigns. This Agreement, and the rights and obligations of Executive and the Company under this Agreement, will inure to the benefit of, and will be binding upon, Executive and her heirs, and the Company and its successors and assigns. This Agreement, and the rights and obligations under this Agreement, may not be assigned by Executive or Isolagen (including by operation of law). This Agreement is not made for the benefit of any person, firm, corporation or other entity or individual, other than the parties hereto, the Executive Parties (as third party beneficiaries of the provisions of Section 5 hereof), the Executive Released Parties (as third party beneficiaries of the provisions of Section 3(a) hereof), the Company Parties (as third party beneficiaries of the provisions of Section 5 hereof) and the Isolagen Released Parties (as third party beneficiaries of the provisions of Section 3(b) hereof).

23.             IRC Section 409A Compliance. The parties hereto agree and acknowledge that they have and will endeavor to implement the terms and conditions of this Agreement in reasonable, good faith compliance with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and provisions of any applicable guidance published thereunder, including Notice 2005-1, the proposed regulations and the final regulations issued under Section 409A of the Code. All payments and benefits provided for under this Agreement shall be made and provided in a manner that is intended to comply with Section 409A of the Code, to the extent applicable. The Executive understands and expressly agrees that she has relied on her own counsel, and has not relied on any tax or legal advice provided by the Company in entering into this Agreement.

24.             Executive will be responsible for all taxes that are due on account of payments made to her pursuant to this Agreement.

THEREFORE, the parties, intending to be legally bound by this Agreement, execute this document on the 8th day of June, 2007.

EXECUTIVE:	ISOLAGEN, INC

/s/ SUSAN STRANAHAN CIALLELLA	By:	/s/ STEVEN MORRELL
Susan Stranahan Ciallella		Steven Morrell

	Its:	Board Member